N-SAR EXHIBIT 77C

OPPENHEIMER VARIABLE ACCOUNT FUNDS, on behalf of
OPPENHEIMER MAIN STREET SMALL- & MID-CAP FUND/VA

SPECIAL SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of the Oppenheimer Variable Account Funds, on behalf of Oppenheimer Main Street Small- & Mid-Cap Fund/VA (the “Fund”) was held at which the twelve Trustees identified below were elected to the Trust (Proposal No. 1).  At the meeting Proposal No. 2 (including all of its sub-proposals) and Proposal No. 3 were approved as described in the Fund’s proxy statement for that meeting.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

William L. Armstrong                                 859,155,000                                36,277,763
Edward L. Cameron                                     860,463,149                                34,969,615
Jon S. Fossel                                                861,382,389                                34,050,375
Sam Freedman                                             860,173,958                                35,258,806
Richard F. Grabish                                      862,692,974                                32,739,789
Beverly L. Hamilton                                    862,904,192                                32,528,571
Robert J. Malone                                         862,354,488                                33,078,275
F. William Marshall, Jr.                              860,997,182                                34,435,581
Victoria J. Herget                                        861,814,105                                33,618,659
Karen L. Stuckey                                       861,434,246                                33,998,517
James D. Vaughn                                       861,208,178                                34,224,585
William F. Glavin, Jr.                                  861,148,846                                34,283,917

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain                                Broker Non Vote
42,758,913                  3,026,233                                1,614,516                                N/A

2b:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote
43,134,628                  2,810,939                                1,454,096                                N/A

2c:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain                                Broker Non Vote
42,630,422                  2,832,322                                1,936,919                                N/A

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote
42,686,633                  3,067,387                                1,645,643                                N/A

2e-1:  Proposal to revise the fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
42,608,588                   3,150,739                                1,640,336                                N/A

2e-2:  Proposal to remove the additional fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
42,423,409                 3,173,960                                1,802,294                                N/A

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain                                Broker Non Vote
42,737,238                  3,064,372                                1,598,053                                N/A

2g:  Proposal to revise the fundamental policy relating to underwriting
For                              Against                                Abstain                                Broker Non Vote
42,604,242                  3,201,194                                1,594,227                                N/A

2i:  Convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain                                Broker Non Vote
42,089,770                  3,179,811                                2,130,083                                N/A

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain                                Broker Non Vote
821,085,084                23,597,959                                50,749,721                                N/A